Exhibit 3

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-8
*CUSIP: 21988G858 & 21988GAJ5

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 15, 2002.

INTEREST ACCOUNT
Balance as of June 15, 2002 ....................................           $0.00
         Scheduled Income received on Securities ...............   $1,319,287.50
         Unscheduled Income received on securities .............           $0.00
         Rounding Adjustment from Trustee ......................           $0.01

LESS:
         Distribution to Class A-1 Holders .....................  -$1,201,203.13
         Distribution to Class A-2 Holders .....................    -$118,084.38
         Distribution to Depositor .............................          -$0.00
         Distribution to Trustee ...............................          -$0.00
Balance as of December 15, 2002 ................................           $0.00

PRINCIPAL ACCOUNT
Balance as of June 15, 2002 ....................................           $0.00
         Scheduled Principal payment received on securities ....           $0.00

LESS:
         Distribution to Holders ...............................           $0.00
Balance as of December 15, 2002 ................................           $0.00

               UNDERLYING SECURITIES HELD AS OF DECEMBER 15, 2002

Principal
Amount                        Title of Security
------                        -----------------
$32,575,000.00          General Motors Corporation 8.10% Debentures due
                        June 15, 2024
                        *CUSIP: 370442AV7

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.